CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of II-VI Incorporated (the "Corporation") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Corporation certifies, pursuant to 18 U.S.C. S.S. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

  (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.


Date:  November 14, 2002             /s/ CARL J.JOHNSON
                                     ------------------
                                      Carl J. Johnson
                                    Chairman of the Board
                                  and Chief Executive Officer



*This certification is made solely for purposes of 18 U.S.C. Section
 1350, subject to the knowledge standard contained therein, and not for any other purpose.